EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Obalon Therapeutics, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 12th day of February, 2018.

OKAPI VENTURES, L.P.		OKAPI VENTURES II, L.P.

By:	Okapi Venture Partners, LLC	By:	Okapi Venture Partners II, LLC
Its:	General Partner	Its:	General Partner

By:	/s/ Sharon Stevenson	By:	/s/ Sharon Stevenson
	Name: Sharon Stevenson		Name: Sharon Stevenson
	Title: Managing Director		Title: Managing Director

OKAPI VENTURE PARTNERS, LLC		OKAPI VENTURE PARTNERS II, LLC

By:	/s/ Sharon Stevenson	By:	/s/ Sharon Stevenson
	Name: Sharon Stevenson		Name: Sharon Stevenson
	Title: Managing Director		Title: Managing Director

By:	/s/ Sharon Stevenson
SHARON STEVENSON

By:	/s/ Marc Averitt
MARC AVERITT